Exhibit 99.2

 Financial Results  1Q 2021

 Forward-Looking Statement  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “believe” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements: uncertainties relating to the impact of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases and the development and availability of a vaccine and treatments for the disease, on the Corporation’s business, operations, employees, credit quality, financial condition and net income, including because of uncertainties as to the extent and duration of the pandemic and the impact of the pandemic on consumer spending, borrowing and saving habits, the underemployment and unemployment rates, which can adversely affect repayment patterns, the Puerto Rico economy and the global economy, as well as the risk that COVID-19 may exacerbate any other factor that could cause our actual results to differ materially from those expressed in or implied by any forward-looking statements; the success of our preventative actions to protect the Corporation’s information and that of its customers in response to the cyber incident that we recently experienced, including the integrity of our data and data security systems, increased mitigation costs or an adverse effect to our reputation; risks related to the effect on the Corporation and its customers of governmental, regulatory, or central bank responses to COVID-19 and the Corporation’s participation in any such responses or programs, such as the Paycheck Protection Program established by the CARES Act of 2020, including any judgments, claims, damages, penalties, fines or reputational damage resulting from claims or challenges against the Corporation by governments, regulators, customers or otherwise, relating to the Corporation’s participation in any such responses or programs; the risk that costs, expenses, and resources associated with the Corporation’s recent acquisition of BSPR may be higher than expected; the ability to successfully complete the integration of systems, procedures, and personnel of BSPR into FirstBank that are necessary to make the transaction economically successful; the risk that the Corporation may not be able to effectively integrate BSPR into the Corporation’s internal control over financial reporting; the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected, such as the risk that deposit attrition, customer loss and/or revenue loss following the acquisition may exceed expectations, including because of the impact of the COVID-19 pandemic on customers; uncertainty as to the ultimate outcomes of actions taken, or those that may be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) to address the Commonwealth of Puerto Rico’s financial problems, including a court-supervised debt restructuring process similar to U.S. bankruptcy protection undertaken pursuant to Title III of PROMESA, the designation by the PROMESA oversight board of Puerto Rico municipalities as instrumentalities covered under PROMESA, the effects of measures included in the Puerto Rico government fiscal plan, or any revisions to it, on our clients and loan portfolios, and any potential impact from future economic or political developments in Puerto Rico; changes in economic and business conditions, including those caused by the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, or other global or regional health crises as well as past or future natural disasters, such as the earthquakes affecting Puerto Rico’s southern coast, that directly or indirectly affect the financial health of the Corporation’s customer base in the geographic areas we serve and may result in increased costs or losses of property and equipment and other assets; the impact that a slowing economy and increased unemployment or underemployment may have on the performance of our loan and lease portfolio, the market price of our investment securities, the availability of sources of funding and the demand for our products; a decrease in demand for the Corporation’s products and services, resulting in lower revenues and earnings because of the continued economic recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the deteriorating weakness of the real estate markets and of the consumer and commercial sectors, which may be exacerbated by unemployment and underemployment and government restrictions imposed as a result of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, higher than targeted levels of non-performing assets, charge-offs and provisions for credit losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the impact of changes in accounting standards or assumptions in applying those standards, including the impact of the COVID-19 pandemic on the determination of the allowance for credit losses required by the new CECL accounting standard effective since January 1, 2020; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, including as a result of the COVID-19 pandemic and recent increases in, and any additional waves of, COVID-19 cases, which may further reduce interest margins, affect funding sources and demand for all of the Corporation’s products and services, and reduce the Corporation’s revenues and earnings and the value of the Corporation’s assets; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be credit-related, including additional charges to the provision for credit losses on the Corporation’s remaining $8.0 million exposure to the Puerto Rico government’s debt securities held as part of the available-for-sale securities portfolio; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York FED, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the Corporation’s ability to identify and prevent cyber-security incidents, such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which most recently caused a cyber incident, and which may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses or an adverse effect to our reputation; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of business acquisitions, such as the recent acquisition of BSPR, and dispositions; a need to recognize impairments on the Corporation’s financial instruments, goodwill and other intangible assets relating to business acquisitions, including as a result of the COVID-19 pandemic; the effect of changes in the interest rate environment, including as a result of the impact of the COVID-19 pandemic, including recent increases in, and any additional waves of, COVID-19 cases, on the global economy, on the Corporation’s businesses, business practices and results of operations; the risk that the impact of the occurrence of any of these uncertainties on the Corporation’s capital would preclude further growth of the Bank and preclude the Corporation’s Board of Directors from declaring dividends; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  1Q 2021 Quarter Highlights Aurelio Alemán, President & Chief Executive Officer1Q 2021 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

   1Q 2021 Highlights

Operational Strength & Readiness

1First BanCorp

Economic Activity & Integration Update

Economic Activity

- Overall, total pandemic relief funding for Puerto Rico is currently estimated at $45 billion[1], equivalent to 63% of Puerto Rico FY2019's GNP
- Year-to-date (first eight months of fiscal 2021) net revenue to the Commonwealth general fund reached $6.7 billion, $122.5 million increase over July-through-February period a year earlier and $1.18 billion, or 21.2%, above projections, according to the Treasury Department[2]
- Economic Activity Index, Employment, Retail Sales, New Auto Sales, Home Price Index all improving year-over-year and versus prior quarter[3]
- Significant progress made on government debt restructuring process; Plan of Adjustment submitted during Q1 2021 and received positive consensus among various stakeholders

Integration

- Completed Consumer & Commercial lending platform conversions in early 2021
- Completed Credit Card conversion in April
- Branch rationalization - consolidated 3 branches in Puerto Rico
- Recently completed Phase II of the voluntary separation program
- On track to complete integration by end of summer 2021

SBA Paycheck Protection Program (PPP)

- SBA PPP loan portfolio increased by $25 million to $431 million as of 1Q 2021, from $406 million as of 4Q 2020
- During 1Q 2021, received over 6,600 applications and processed over $300 million. Continue processing PPP loans through the end of May (the expiration of the program)
- During 1Q 2021, disbursements of $209 million in new SBA PPP loans and received forgiveness remittances related to approximately $176 million in principal balance originated in 2020

1 - Fiscal Oversight and Management Board ("FOMB") March 26, 2021 Federal Covid Relief Presentation
2 - Departmento de Hacienda, Tuesday April 20, 2021, Press Release
3 – Puerto Rico Economic Data www.bde.pr.gov/BDESite/PRED.html

5

First Quarter 2021 Highlights

1 First BanCorp

Profitability	▪ Net income of $61.2 million, or $0.28 per diluted share compared to $50.1 million, or $0.23 per diluted share in 4Q 2020. Financial results for 1Q 2021 reflect a $15.3 million reserve release related to improving macroeconomic forecasts ▪ Adjusted pre-tax, pre-provision ("PTPP") income of $86.4 million, compared to $86.8 million for 4Q 2020 ▪ Net interest income decreased $1.5 million to $176.3 million in 1Q 2021, impacted by two less days in the quarter
Loan Portfolio	▪ Loan originations and renewals (excluding credit card utilization activity) of $1.2 billion compared to $1.5 billion in 4Q 2020 ▪ Loan portfolio decreased in the quarter by $129.7 million to $11.7 billion. The decrease consisted of a $134.5 million reduction in residential mortgage loans, $41.7 million decrease in commercial and construction loan, offset by an increase of $46.5 million in consumer loans
Asset Quality	▪ Total NPAs decreased by $8.6 million to $284.9 million, or 1.47% of assets ▪ ACL for loans and finance leases was $359 million, down $27 million from 4Q 2020. ACL for loans and finance leases to loans (excluding SBA PPP) was 3.20% compared to 3.39% at 4Q 2020 ▪ Net charge-offs to average loans of 0.43% for 1Q 2021, compared to 0.30% for the 4Q 2020
Core Deposits	▪ 1Q 2021 deposits, net of government and brokered CDs, increased by $472.3 million to $13.3 billion ▪ Increases included $505.8 million in demand deposits and $107.7 million in savings deposits, partially offset by a $141.2 million decrease in retail certificates of deposit ▪ Brokered CDs decreased by $54.1 million to $162.1 million ▪ Government deposits increased by $252.0 million to $2.3 billion
Capital	▪ 1Q 2021 capital position: – Total Risk Based Capital Ratio of 20.7%; – Common Equity Tier 1 Capital Ratio of 17.7% – Tier 1 Risk Based Capital Ratio of 18.0%; and – Leverage Ratio of 11.4% ▪ Tangible book value per common share of $9.64 in 1Q 2021

6

Strong Operating Metrics During Pandemic

1First BanCorp

Loan Portfolio
($ in millions)



$9,052
12
2,313
2,876
160
3,691
$9,405
39
2,295
2,890
178
4,003
$11,896
49
2,572
3,637
191
5,447
$11,828
50
2,610
3,522
213
5,433
$11,698
56
2,656
3,395
191
5,400
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
Commercial
Construction
Residential
Consumer
Loans HFS

Loan Originations (1)
($ in millions)



$887
282
80
51
474
$962
150
115
23
675
$1,053
309
190
28
527
$1,602
327
175
26
1,075
$1,339
342
164
24
809
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
Commercial
Construction
Residential
Consumer

Core Deposits (2)
($ in millions)



$8,791
1,067
2,504
2,214
3,102
$8,887
1,218
2,475
2,851
3,542
$14,648
2,116
2,685
4,592
5,255
$14,876
2,087
2,633
4,742
5,414
$15,600
2,339
2,491
5,138
5,632
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
Retail
Commercial
CDs & IRAs
Public Funds

Key Highlights

- During 1Q 2021, origination activity included $209 in new SBA PPP loans. Reduction in origination activity was driven by reduced volume of commercial and construction loan originations in the Puerto Rico region
- Overall, the loan portfolio declined $130 million, or 1%, driven by reductions of $135 million in residential. The consumer portfolio continues to grow nicely, up $47 million in 1Q 2021, driven largely by the auto portfolio. Growth in the Florida commercial and construction portfolio also helped support the portfolio. Repayments in the commercial & construction portfolios, driven by the improved liquidity of the borrower, led to an overall decline in portfolio balances
- Core deposits, increased by $724 million in 1Q 2021 to $15.6 billion

(1) Loan Originations include originations and renewals, as well as credit card utilization activity
(2) Core Deposits exclude brokered deposits

7

   Results of Operations

 First Quarter Highlights  ($ in thousands, except per share data)  9

 Net Interest Income  Key Highlights  Net Interest Income ($ millions)  Net interest income decreased $1.5 million, reflecting:A $2.2 million decrease resulting from two less days in the quarterA $2.4 million decrease in interest income on residential mortgages mostly due to a $121.2 million decrease in average balancesA $2.5 million increase in the acceleration of fee income related to forgiveness remittances on PPP loansA $2.6 million decrease in interest expense resulting from reduced deposit costsNIM was 3.91% for 1Q 2021, compared to 3.95% in 4Q 2020, reflecting among other things, an increased premium amortization expense related to the higher prepayment of U.S. agencies MBS and lower reinvestment yields  10

 Non-Interest Income  Non-interest income for 1Q 2021 amounted to $31.0 million, compared to $30.2 million for 4Q 2020 The $0.8 million increase was primarily due to a $3.3 million in seasonal insurance contingent commissions Offset by $1.4 million of fee income related to Main Street Lending program in 4Q 2020  Non-Interest Income ($ millions)  $20.9  $31.0  $30.2  $29.9  Key Highlights  $30.2  11

 Non-Interest Expense  Non-interest expenses of $133.3 million in 1Q 2021, a decrease of $1.5 million from $134.8 million in 4Q 2020, which included the following special items:Merger and restructuring costs associated with the acquisition of $11.3 million in 1Q 2021, compared to $12.3 million in 4Q 2020 COVID-19 pandemic-related expenses of $1.2 million in 1Q 2021, compared to $1.1 million in 4Q 2020 On a non-GAAP basis, excluding the effect of these items, expenses amounted to $120.8 million for 1Q 2021, compared to $121.3 million for 4Q 2020, the $0.5 million reduction is related to: $2.1 million decrease in credit and debit card processing expense$0.8 million reduction in employee compensation and benefitsOffset by a $1.3 million increase in OREO expense  Non-Interest Expense ($ millions)  Key Highlights  12

Significant ACL Levels

Evolution of ACL ($ in millions) &
ACL on Loans to Total Loans (%)



1.72%
2.61%
3.24%
3.55%
3.38%
3.39%
3.20%
$155
$248
$309
$337
$403
$401
$373
$155
$236
$293
$319
$385
$386
$359
12/31/19
Day 1 CECL
3/31/20
6/30/20
9/30/20
12/31/20
3/31/21
Off-BS Credit Exposure
Loans
Debt Securities
ACL on Loans / Loans (excluding PPP)

Key Highlights

- The allowance for credit losses (ACL) on loans decreased by $27 million during 1Q 2021 to $359 million
  - Provision for credit losses for the commercial and construction loan portfolio was a net benefit of $14.6 million for 1Q 2021, compared to an expense of $22.3 million in 4Q 2020, reflecting an improvement in the outlook of macroeconomic variables, primarily the unemployment rate
  - Provision for credit losses for the residential mortgage loans portfolio was a net benefit of $4.2 million for 1Q 2021, compared to a benefit of $9.8 million in the 4Q 2020 resulting from the continued improvements in the outlook of macroeconomic variables (unemployment rate and HPI) and the overall portfolio decrease.
  - Provision expense of $4.3 million for consumer loans primarily related to the auto loans and lease finances due to the increase in the size of the portfolio
- The ratio of the ACL for loans and finance leases to total loans held for investment was 3.08% as of 1Q 2021, compared to 3.28% as of 4Q 2020. Excluding PPP loans the ACL to loans was 3.20%

13

 Asset Quality  Non-Performing Assets ($ millions)  The decrease in NPAs was driven by:A $9.4 million decrease in nonaccrual commercial and construction loans, primarily due to loan repayments, including the payoff of a $6.0 million construction loan relationship in the Virgin Islands region and the payoff of a $1.4 million commercial mortgage loan in the Puerto Rico regionA $3.9 million decrease in the OREO portfolio balance, driven by sales of $5.7 million, primarily residential and commercial OREO properties in the Puerto Rico region, and approximately $2.7 million of fair value and other adjustments that reduced the OREO carrying value, partially offset by additions of $4.5 millionThis was partially offset by a $7.0 million increase in nonaccrual residential mortgage loans, primarily resulting from the migration of loans previously subject to the COVID-19 payment moratorium relief  Total NPAs decreased by $8.6 million to $285 million or 1.47% of assets  Migration Trend ($ millions)  14

 Capital Ratios  Total stockholders’ equity amounted to $2.2 billion as of 1Q 2021, a decrease of $54.8 million from 4Q 2020. The decrease was driven by a $98.9 million decrease in the fair value of available-for-sale investment securities recorded as part of Other comprehensive (loss) income in the consolidated statements of financial condition, and common and preferred stock dividends declared in the first quarter totaling $16.0 million, partially offset by earnings generated in the first quarter.   Key Highlights  15

   Exhibits

Fortress Balance Sheet

Ample liquidity, reserve coverage and capital post acquisition to support growth initiatives and capital deployment


Cash & Investments / Assets
24.0%
29.7%
32.1%
33.80%
30.8%
36.8%
1Q20
2Q20
3Q20
4Q20
Top Quartile Peer
1Q21


ACL on Loans / Loans
3.2%
3.6%
3.3%
3.3%
1.7%
3.1%
1Q20
2Q20
3Q20
4Q20
Top Quartile Peer
1Q21


CET1 Ratio
21.6%
21.5%
17.2%
17.3%
14.2%
17.7%
1Q20
2Q20
3Q20
4Q20
Top Quartile Peer
1Q21

- Ample liquidity to drive loan demand as economy continues reopening efforts
- Strong reserve coverage on a well-diversified loan portfolio
- Capital ratios remain among the highest in the banking sector; capital ratios remain well above regulatory "Well-Capitalized" guidelines
- Capital deployment opportunities remain a priority

1) Peer group consists of U.S. banks with assets between $10 billion and $25 billion (67 institutions). Top quartile as of 4Q 2020 as per S&P Market Intelligence.

17

First Quarter 2021 Highlights: PR Government Exposure  ($ in millions)  As of March 31, 2021, the Corporation had $391.1 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $394.8 million as of December 31, 202085% of direct government exposure is to municipalities, which are supported by assigned property tax revenuesAs of March 31, 2021, the Corporation had $2.0 billion of public sector deposits in Puerto Rico, compared to $1.8 billion as of December 31, 2020Approximately 19% is from municipalities in Puerto Rico and 78% is from public corporations and the central government and agencies in Puerto Rico  18

 ($ in 000)  Fourth Quarter 2020 Highlights: NPL Migration  19

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.  20

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.  21

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended March 31, 2021Merger and restructuring costs of $11.3 million ($7.0 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the first quarter included approximately $5.6 million related to voluntary and involuntary employee separation programs implemented in the Puerto Rico region. The Corporation anticipates additional charges of approximately $1.7 million in the second quarter of 2021 in connection with the previously announced Employee Voluntary Separation Program (“VSP”) offered to eligible employees in the Puerto Rico region. Approximately 100 employees participated in the program. To allow for a transition period, the effective separation date for eligible employees is the period between the end of November 2020 until the end of July 2021. In addition, merger and restructuring costs in the first quarter of 2021 included consulting fees, expenses related to system conversions and other integration related efforts and accelerated depreciation charges related to planned closures and consolidation of branches in accordance with the Corporation’s integration and restructuring plan. Costs of $1.2 million ($0.8 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security mattersQuarter ended December 31, 2020Merger and restructuring costs of $12.3 million ($7.7 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the fourth quarter of 2020 included a $4.3 million charge associated with the VSP offered to eligible employees in the Puerto Rico region. In addition to the charge associated with the VSP, merger and restructuring costs in the fourth quarter of 2020 primarily included bonuses, consulting fees, and expenses related to system conversions and other integration related efforts.Costs of $1.1 million ($0.7 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security matters.  22

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended December 31, 2020Loss of $0.2 million realized on sales of available-for-sale investment securities. The loss realized at the tax-exempt international banking entity subsidiary level had no effect on the income tax expense recorded in the fourth quarter of 2020.Quarter ended September 30, 2020Merger and restructuring costs of $10.4 million ($6.5 million after-tax) in connection with the acquisition of BSPR and related restructuring initiatives. Merger and restructuring costs in the third quarter of 2020 primarily included consulting, legal, system conversions and other integration related efforts.An $8.0 million tax benefit related to a partial reversal of the deferred tax asset valuation allowance.A $5.3 million aggregate gain on sales of approximately $116.6 million of U.S. agencies MBS and $803.3 million of U.S. Treasury Notes executed in the latter part of September. The gain on tax-exempt securities or realized at the tax-exempt international banking entity subsidiary level had no effect in the income tax expense recorded in the third quarter of 2020. Costs of $1.0 million ($0.6 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security matters. Quarter ended June 30, 2020A $5.0 million ($3.1 million after-tax) benefit resulting from the final settlement of the Corporation’s business interruption insurance claim related to lost profits caused by Hurricanes Irma and Maria in 2017.A $0.2 million loss realized on sales of U.S. agencies MBS. The loss, realized at the tax-exempt international banking entity subsidiary, had no effect on the income tax expense recorded in the second quarter of 2020.  23

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended June 30, 2020Merger and restructuring costs of $2.9 million ($1.8 million after-tax) in connection with the previously announced stock purchase agreement with Santander Holdings USA, Inc. relating to the Corporation’s acquisition of BSPR and related restructuring initiatives. Merger and restructuring costs in the second quarter of 2020 primarily included consulting, legal, and other pre-conversion related efforts associated with the pending acquisition of BSPR.Costs of $3.0 million ($1.9 million after-tax) related to the COVID-19 pandemic response efforts, including approximately $1.7 million in bonuses paid to branch personnel and other essential employees for working during the pandemic, as well as other employee-related expenses such as expenses for the administration of COVID-19 tests and purchases of personal protective equipment.Quarter ended March 31, 2020An $8.2 million gain on sales of approximately $275.6 million of U.S. agencies MBS executed in the latter part of March. The gain, realized at the tax-exempt international banking entity subsidiary, had no effect on the income tax expense recorded in the first quarter of 2020.A $1.2 million ($0.7 million after-tax) benefit resulting from insurance recoveries associated with hurricane-related expenses incurred primarily in the Puerto Rico region.Merger and restructuring costs of $0.8 million ($0.5 million after-tax) in connection with the pending acquisition of BSPR and related restructuring initiatives. Costs of $0.4 million ($0.2 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning and communications with customers.   24

 Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on prior pages as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)  25